Exhibit (h)(2)
Fund Accounting Addendum Amendment
To the
Master Services Agreement
between
Conestoga Funds
and
Ultimus Fund Solutions, LLC
Dated February 29, 2016

This Fund Accounting Addendum Amendment, dated and effective May 5, 2016, is between Conestoga Funds (the “Trust”) and Ultimus Fund Solutions, LLC (“Ultimus”).

Blue Sky Services
Ultimus shall provide the Trust with the following Blue Sky administrative services:

1.1.	prepare and file all state reports, including:

A.	initial filings for new series;

B.	annual filings of required documents, notices and sales reports; and

C.	amendments to filings, as necessary;

1.2.	monitor sales activity provided by the transfer agent and omnibus accounts;

1.3.	prepare and process state filing fees;

1.4.	track and monitor pending permits; and

1.5.	provide overall management and oversight of all blue sky services.

Financial Administration Services
Ultimus shall provide the Trust with the following financial administrative services:

1.1.
prepare, in consultation with Trust counsel, and supervise the filing of post-effective amendments to the Trust’s registration statements in the form of eXtensible Business Reporting Language (“XBRL”);

1.2.
file with the Securities and Exchange Commission (“SEC”) (i) the reports for the Trust on Forms N-CSR, N-Q and N-SAR, (ii) Form N-PX, and (iii) all required notices pursuant to Rule 24f-2 under the 1940 Act; and

1.3.
prepare such reports, notice filing forms and other documents (including reports regarding the sale and redemption of shares of the Trust as may be required in order to comply with federal and state securities law) as may be necessary or desirable to make notice filings relating to the Trust’s shares with state securities authorities, monitor the sale of Trust shares for compliance with state securities laws, and file with the appropriate state securities authorities compliance filings as may be necessary or convenient to enable the Trust to make a continuous offering of its shares.

Signatures are located on the next page.

Ultimus Master Services Agreement – Fund Accounting Addendum Amendment	Page 1 of 2

Exhibit (h)(2)

The parties duly executed this Fund Accounting Addendum Amendment on May 5, 2016.

	Conestoga Funds		Ultimus Fund Solutions, LLC
By:	/s/ Duane R. D'Orazio	By:	/s/ Robert G. Dorsey
Name:	Duane R. D’Orazio	Name:	Robert G. Dorsey
Title:	Secretary/ Chief Compliance Officer	Title:	Chief Executive Officer

Ultimus Master Services Agreement – Fund Accounting Addendum Amendment	Page 2 of 2

Fund Accounting Fee Letter Amendment
To the
Fund Accounting Addendum Amendment

This Fee Letter applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Conestoga Funds (the “Trust”), pursuant to the Master Services Agreement – Fund Accounting Addendum, dated February 29, 2016, and the Fund Accounting Addendum Amendment, dated May 5, 2016.

1.	Fees
For the Blue Sky and Financial Administration Services provided under the Fund Accounting Addendum Amendment, Ultimus shall be entitled to receive from the Trust on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a fee computed with respect to each Fund as follows:

1.1.	Annual Fee for Blue Sky Services

$3,000 per year per series of the Trust

1.2.	Fees for Financial Administration Services

All fees are per filing:

Filing Type	Fee
XBRL	$ 500
N-SAR	$ 250
N-CSR, N-Q, N-PX, and 24F-2	$ 100 plus $ 9.00 per page

2.	Term

2.1.	Initial Term. This Fee Letter Amendment shall continue in effect until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

2.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter Amendment shall automatically renew for successive one-year periods (each a “Renewal Term”).

Signatures are located on the next page.

Ultimus Master Services Agreement – Fund Accounting Fee Letter Amendment	Page 1 of 2

Exhibit (h)(2)

Fund Accounting Fee Letter Amendment dated May 5, 2016.

	Conestoga Funds		Ultimus Fund Solutions, LLC
By:	/s/ Duane R. D’Orazio	By:	/s/ Robert R. Dorsey
Name:	Duane R. D’Orazio	Name:	Robert R. Dorsey
Title:	Secretary/Chief Compliance Officer	Title:	Chief Executive Officer

Ultimus Master Services Agreement – Fund Accounting Fee Letter Amendment	Page 2 of 2